                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20546

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 5, 1997


                            LIBERTY PROPERTY TRUST
                     LIBERTY PROPERTY LIMITED PARTNERSHIP
                     ------------------------------------
            (Exact name of registrant as specified in its charter)


       MARYLAND                    1-13130           23-7768996
     PENNSYLVANIA                  1-13132           23-2766549
---------------------------       ----------      -----------------
(State or other jurisdiction     (Commission      (I.R.S. Employer
 of incorporation)               File Number)    Identification No.)

65 VALLEY STREAM PARKWAY, SUITE 100
MALVERN, PENNSYLVANIA                                          19355
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:    (610) 648-1700
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ITEM 5:    OTHER EVENTS
-------------------------

On August 5, 1997, Liberty Property Trust priced a public offering of 5,000,000 of its 8.80% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 per Share, par value $0.001 per share (the "Preferred Shares"), at $25.00 per Preferred Share. Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., PaineWebber Incorporated and Smith Barney Inc. (collectively, the "Underwriters") acted as underwriters of such offering and have been granted by the Trust a 30-day option to purchase up to an additional 750,000 Preferred Shares, solely to cover over-allotments, if any. The Underwriting Agreement relating to such offering is filed as Exhibit 1.1 to this Report.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

(a) Financial Statements of Businesses Acquired.

   None.

(b) Pro Forma Financial Information.

   None.

(c) Exhibits.


   1.1 Underwriting Agreement, dated August 5, 1997, by and among the Trust, Liberty Property Limited Partnership and the Underwriters.
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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LIBERTY PROPERTY TRUST



Dated:  August 5, 1997           BY: /s/ GEORGE J. ALBURGER, JR.
                                 ----------------------------------------
                                 NAME:   George J. Alburger, Jr.
                                 TITLE:  Chief Financial Officer


                                 LIBERTY PROPERTY LIMITED PARTNERSHIP
                                 BY:  LIBERTY PROPERTY TRUST, AS ITS
                                      SOLE GENERAL PARTNER


Dated:  August 5, 1997           BY: /s/ GEORGE J. ALBURGER, JR.
                                 ----------------------------------------
                                 NAME:   George J. Alburger, Jr.
                                 TITLE:  Chief Financial Officer

                                 EXHIBIT INDEX

   1.1 Underwriting Agreement, dated August 5, 1997, by and among the Trust, Liberty Property Limited Partnership and the Underwriters.